UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 13, 2025

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Delaware	333-167793-02	13-3960398
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

One Vanderbilt Avenue
New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Andrew S. Levine as Chief Legal Officer and General Counsel

On August 13, 2025, Andrew S. Levine and SL Green Realty Corp. (the “Company”) agreed to extend Mr. Levine’s term as Chief Legal Officer and General Counsel for an additional three years through January 1, 2028. The effective date of the new agreement is January 1, 2025.

The following summarizes the material terms of the new agreement entered into by the Company and Mr. Levine in connection with this extension:

Term:	Three years (1/1/25 — 1/1/28). In the event that a Change-in-Control occurs within 18 months prior to the scheduled expiration of the term, Mr. Levine may extend the term until the date that is 18 months after the Change-in-Control.

Base Salary:	$600,000 per year.

Annual Bonus:	Opportunity to earn 50-150% of base salary upon the achievement of specific goals established in advance by the Compensation Committee of the Company (the “Compensation Committee”), plus the opportunity to earn an additional amount equal to the amount earned on a formulaic basis upon the achievement of such specific goals, to be determined by the Compensation Committee in its discretion, resulting in a maximum bonus opportunity of up to 300% of base salary.

Annual Time-Based Awards:	Beginning in 2025, Mr. Levine will be eligible to receive an annual award of time-based LTIP units based on the Company’s performance during the prior year, with an equal amount of each award vesting on each January 1st following such award during the remainder of the term of the employment agreement (i.e., awards made in January 2025, 2026 and 2027 will vest over approximately three years, two years and one year, respectively). The value of the award each year will be determined by the Compensation Committee based on its evaluation of Mr. Levine’s performance during the prior year, provided that the amount for target performance will not be less than $1,450,000. Each award will provide for full acceleration upon a termination of Mr. Levine’s employment without Cause or for Good Reason, whether during or after the term of the employment agreement, or upon Mr. Levine’s resignation following expiration of the term.

Severance Benefits:	If Mr. Levine’s employment is terminated during the term by the Company without Cause or by Mr. Levine for Good Reason, Mr. Levine will be entitled to the following payments or benefits:

Termination Without Change-in-Control	Termination in Connection with Change-in-Control

•      The sum of base salary and average annual bonus for prior two years

•      The target value of the annual time-based equity awards to be granted in January 2026 and 2027, to the extent not yet granted

•      Pro-rata bonus for partial year

•      Acceleration of all unvested equity awards (other than performance-based awards)

•     12 months of benefit continuation payments

•      2x the sum of base salary and average annual bonus for prior two years

•      The target value of the annual time-based equity awards to be granted in January 2026 and 2027, to the extent not yet granted

•      Pro-rata bonus for partial year

•      Acceleration of all unvested equity awards (other than performance-based awards)

•      24 months of benefit continuation payments

Restrictive Covenants:	Mr. Levine will not compete with the Company while employed (including after the end of the term of employment if employment continues) and until 6 months after termination of employment (unless such termination is upon or after the expiration of the term of employment, in which case the covenant not to compete will not extend beyond such termination). Mr. Levine has also agreed to non-solicitation, non-disparagement and non-interference covenants.

The employment agreement also provides for certain payments and benefits if Mr. Levine’s employment is terminated due to death or disability.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in Mr. Levine’s new employment agreement. The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. Levine, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Employment and Noncompetition Agreement, dated as of August 13, 2025, by and between SL Green Realty Corp. and Andrew Levine.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: August 15, 2025